Exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

FORM OF WARRANT TO PURCHASE COMMON STOCK

OF

PANTHER EXPEDITED SERVICES, INC.

Warrant No.	Issued on:

This certifies that in return for good and valuable consideration, receipt of which is hereby acknowledged,                                  is entitled, subject to the terms and conditions of this Warrant (including, without limitation, the restrictions on exercise in Sections 2.1 and 2.4), to purchase from Panther Expedited Services, Inc., a Delaware corporation (the “Company”) at any time prior to 5:00 p.m. eastern time on August 31, 2019 (the “Expiration Date”) up to the Warrant Share Number of shares of Warrant Stock at a price per share equal to the Per Share Exercise Price, upon surrender of this Warrant at the principal offices of the Company, together with a duly executed subscription form in the form attached hereto as Exhibit 1 and simultaneous payment of the full Per Share Exercise Price for each share of Warrant Stock so purchased pursuant to Section 2.2 hereof. The Per Share Exercise Price and the number and character of shares of Warrant Stock purchasable under this Warrant are subject to adjustment as provided herein.

This Warrant is (i) issued in connection with the execution and delivery of the Joinder Agreement (the “Joinder Agreement”) to the Note Purchase Agreement entered into by the Holder on August 31, 2009 and is subject to the provisions thereof and (ii) subject to the terms and conditions of the Stockholders Agreement.

1. DEFINITIONS. The following definitions shall apply for purposes of this Warrant:

1.1 “Company” means the “Company” as defined above and includes any entity which shall succeed to or assume the obligations of the Company under this Warrant.

1.2 “Holder” means any person who shall at the time be the registered holder of this Warrant.

1.3 “Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of January 11, 2006, as amended, restated, supplemented or otherwise modified from time to time, by and among Panther II Transportation, Inc., the Company, Panther II, Inc. f/k/a Sokolowski, Inc., Elite Transportation Services, LLC d/b/a Elite Logistics Worldwide, Key Transportation Services, Inc., Integres Global Logistics, Inc., York Street Mezzanine Partners, L.P., York Street Mezzanine Partners II, L.P., CUNA Mutual Life Insurance Company, Members Life Insurance Company, CUNA Mutual Insurance Society, CUMIS Insurance Society, Inc. and the other purchasers from time to time party thereto.

1.4 “Per Share Exercise Price” means $0.01 per share of Warrant Stock, as adjusted pursuant to Section 4.

1.5 “Stockholders Agreement” shall mean the Amended & Restated Stockholders Agreement by and among the Company and the stockholders party thereto, amended and restated as of January 11, 2006, as amended from time to time and in effect.

1.6 “Warrant” means this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

1.7 “Warrant Share Number” means the aggregate number of shares of Warrant Stock issuable upon the exercise of this Warrant, which initially shall be                      subject to adjustment pursuant to Section 4.

1.8 “Warrant Stock” means the common stock, par value $0.01 per share, of the Company. The number and type of shares of Warrant Stock are subject to adjustment as provided herein and the term “Warrant Stock” shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant in accordance with its terms.

2. EXERCISE.

2.1 Method of Exercise. Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant in whole or in part, at any time or from time to time, on any business day before the Expiration Date for up to the Warrant Share Number of shares of Warrant Stock.

2.2 Form of Payment. Payment of the aggregate purchase price for the applicable number of shares of Warrant Stock to be purchased may be made, at the election of the Holder, as follows:

(a) Cash Exercise. The Holder may deliver to the Company payment in an amount equal to the product of (i) number of shares of Warrant Stock to be purchased by the Holder and (ii) the Per Share Exercise Price. Such payment may be made by (x) a check payable to the order of the Company, (y) wire transfer of immediately available funds to an account designated by the Company, or (z) any combination of the foregoing.

(b) Net Exercise. The Holder may exercise the Warrant for up to the Warrant Share Number, in which event the Company shall issue to the Holder the number of shares of Warrant Stock computed using the following formula:

X=	Y* (A - B)
A

where:

X = the number of shares of Warrant Stock to be issued to the Holder;

Y = the number of shares of Warrant Stock for which this Warrant is being exercised (at the date of issuance);

A = the fair market value of one share of Warrant Stock (as determined by the Board of Directors of the Company in good faith as of the date on which the Holder delivers the duly executed subscription form; and

B = the Per Share Purchase Price (as adjusted to the date of issuance).

2.3 Partial Exercise. Upon a partial exercise of this Warrant: (a) the Warrant Share Number immediately prior to such exercise shall be reduced by the aggregate number of shares of Warrant Stock obtained by such partial exercise and (b) this Warrant shall be surrendered by the Holder and replaced with a new Warrant of like tenor in which the Warrant Share Number is so reduced.

2.4 Restrictions on Exercise. As a condition to the exercise of this Warrant, the Holder shall (a) execute the subscription form attached hereto as Exhibit 1, confirming and acknowledging that the representations and warranties of the Holder set forth in the Joinder Agreement are true and correct as of the date of exercise and (b) comply with Section 6 hereof.

2.5 Loss or Destruction of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

3. ISSUANCE OF STOCK. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person or entity entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As soon as practicable on or after such date, the Company shall issue and deliver to the person or entity entitled to receive the same a certificate for the number of shares of Warrant Stock issuable upon such exercise.

4. ADJUSTMENT PROVISIONS. The number and type of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Per Share

Exercise Price therefor, are subject to adjustment upon the occurrence of the following events between the date this Warrant is issued and the date it is exercised (provided, that the Per Share Exercise Price shall in no event be less than the par value of a share of Warrant Stock):

4.1 Adjustment for Stock Splits and Stock Dividends. The Per Share Exercise Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall each be proportionally adjusted to reflect any stock dividend, stock split or reverse stock split, or other similar event affecting the number of outstanding shares of Warrant Stock (or such other stock or securities).

4.2 Adjustment for Other Dividends and Distributions. In the event that the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable with respect to the Warrant Stock that is payable in (a) securities of the Company (other than issuances with respect to which adjustment is made under Sections 4.1 or 4.3) or (b) assets (other than cash dividends paid or payable solely out of retained earnings), then, and in each such case, the Holder, upon exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Stock issuable upon such exercise prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

4.3 Adjustment for Reorganization, Consolidation, Merger. In the event of any recapitalization or reorganization of the Company after the date of this Warrant, or in case, after such date, the Company shall consolidate with or merge into another entity, then, and in each such case, the Holder, upon the exercise of this Warrant (as provided in Section 2), at any time after the consummation of such recapitalization, reorganization, consolidation or merger, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such recapitalization, reorganization, consolidation or merger if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Warrant, and the successor or purchasing entity in such reorganization, consolidation or merger (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such entity’s obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation or merger. For the avoidance of doubt, nothing in this Section 4.3 shall entitle the Holder to any securities (or rights to receive any securities) unless the holders of outstanding Warrant Stock are also entitled to receive such securities.

4.4 Notice of Adjustments. The Company shall promptly give written notice of each adjustment or readjustment of the Per Share Exercise Price, the Warrant Share Number or the number or type of other securities issuable upon exercise of this Warrant. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

4.5 No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Per Share Exercise Price or in the Warrant Stock issuable upon its exercise or the number or type of other securities issuable upon the exercise of this Warrant.

4.6 Reservation of Stock. If at any time the number of shares of authorized Warrant Stock or other securities issuable upon exercise of this Warrant shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Warrant Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.

5. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. This Warrant does not by itself entitle the Holder to any voting rights or other rights or liabilities as a stockholder of the Company. In the absence of affirmative action by the Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose. Notwithstanding the foregoing, subject to the provisions of the Third Amended and Restated Certificate of Incorporation of the Company (as the same may be amended or restated from time to time), the Company may, at its sole option, elect to pay per share cash dividends on all outstanding Warrant Stock, in which case the Company shall pay to the Holder all cash dividends paid to holders of outstanding Warrant Stock prior to the exercise of this Warrant on the same terms and conditions as such dividends are paid to the other holders of outstanding Warrant Stock.

6. COVENANT TO JOIN STOCKHOLDER AGREEMENT. This Warrant and the Warrant Stock received upon the exercise of this Warrant shall be subject to the Stockholders Agreement, and the issuance of this Warrant is conditioned upon the execution and delivery by the Holder of a joinder to the Stockholders Agreement to the extent the Holder is not otherwise party to the Stockholder Agreement as an Investor (as such term is defined in the Stockholders Agreement). This Warrant and the Warrant Stock received upon exercise of this Warrant shall be subject to the rights, restrictions and obligations applicable to “Investor Shares” (as defined in the Stockholders Agreement) as provided in the Stockholders Agreement (as amended and in effect from time to time).

7. NO IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder against wrongful impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may duly and validly issue fully paid and nonassessable shares of Warrant Stock upon the exercise of this Warrant.

8. TRANSFER. Other than (i) to Permitted Transferees (as such term is defined in the Stockholders Agreement) who agree to be bound by this Warrant and the Stockholders Agreement to the same extent as the transferor, or (ii) any Transfers (as such term is defined in the Stockholders Agreement) to the extent permitted or required pursuant to the terms of the

Stockholders Agreement, neither this Warrant nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Company’s prior written consent.

9. GOVERNING LAW. This Agreement, the rights of the parties and all actions, claims or suits arising in whole or in part under or in connection herewith, will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

10. HEADINGS. The headings and captions used in this Warrant are used only for convenience and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

11. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by electronic mail or facsimile if sent during normal business hours of the recipient, or if not sent during normal business hours, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth in the Joinder Agreement.

12. AMENDMENT; WAIVER. This Warrant may be amended and provisions may be waived only by the mutual written consent of the Holder and the Company.

13. SEVERABILITY. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

14. TERMS BINDING. By acceptance of this Warrant, the Holder accepts and agrees to be bound by all the terms and conditions of this Warrant and the Joinder Agreement. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Holder and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Holder, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

15. JOINDER AGREEMENT. This Warrant incorporates by reference all the terms of the Joinder Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the date first above written.

THE COMPANY:

PANTHER EXPEDITED SERVICES, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO WARRANT]

AGREED AND ACKNOWLEDGED AS OF THE

DATE FIRST SET FORTH ABOVE:

THE HOLDER:

By:
Name:
Title:

[SIGNATURE PAGE TO WARRANT]

EXHIBIT 1

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To: Panther Expedited Services, Inc.

(1) The undersigned Holder hereby elects to purchase                  shares of Common Stock of Panther Expedited Services, Inc. (the “Warrant Stock”), pursuant to the terms of the attached Warrant, it being understood and agreed that if the “net exercise” provision of Section 2.2(b) of the Warrant is elected by completing item 2(b) below, the actual number of shares of Common Stock issued to the undersigned will be calculated pursuant to Section 2.2(b) of the Warrant.

(2) The undersigned (a) tenders herewith payment of the purchase price for such shares in full or (b) surrenders              shares of Warrant Stock (on the condition that a new Warrant for the balance of any remaining shares of Warrant Stock for which the attached Warrant is exercisable).

(3) In exercising the Warrant, the undersigned Holder hereby confirms and acknowledges that the representations and warranties set forth in Section 4 of the Joinder Agreement (as defined in the Warrant) as they apply to the undersigned Holder continue to be true and correct as of this date.

(4) Please issue a certificate or certificates representing such shares of Warrant Stock in the name specified below:

(Name)

(Address)

(City, State, Zip Code)

(Federal Tax Identification Number)

(Date)